Exhibit 4.2

THE WALT DISNEY COMPANY

OFFICER’S CERTIFICATE

ESTABLISHING THE FLOATING RATE NOTES DUE 2029

Dated: February 12, 2026

Pursuant to Sections 2.1 and 2.3(a) of the Indenture, dated as of March 20, 2019 (the “Indenture”), among The Walt Disney Company, a Delaware corporation (the “Company”), TWDC Enterprises 18 Corp., a Delaware corporation, as guarantor (the “Guarantor”), and Citibank, N.A., as trustee (the “Trustee”), the undersigned, Carlos A. Gómez, the Executive Vice President, Treasurer and Head of Investor Relations of the Company, hereby certifies on behalf of the Company as follows:

(1) Authorization. The establishment of a series of Securities of the Company has been approved and authorized in accordance with the provisions of the Indenture. The form of Note (as defined below) attached hereto as Exhibit A has been approved and authorized in accordance with the provisions of the Indenture.

(2) Compliance with Conditions Precedent. All conditions precedent provided for in the Indenture relating to the establishment of the form and terms of the Notes and to the authentication and delivery of the Notes have been complied with.

(3) Form of Notes.

(a) The Notes shall be substantially in the form of Exhibit A attached hereto, which is incorporated by reference herein.

(b) On the date hereof, the Company shall execute and the Trustee shall authenticate and deliver initial notes in the form of Global Notes (as defined below) that (i) shall be registered in the name of the Depositary or the nominee of the Depositary and (ii) shall be delivered by the Trustee to the Depositary, pursuant to the Depositary’s instructions, or held by the Trustee as Global Note Custodian (the “Global Note Custodian”).

(c) The aggregate principal amount of each Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as Global Note Custodian.

(4) Terms. The terms of the Notes shall be as follows and as set forth in the form of Note attached hereto as Exhibit A, and the terms and provisions set forth in the form of Note attached hereto as Exhibit A are hereby incorporated by reference in, and made a part of, this Officer’s Certificate as if set forth in full herein; provided that, in the event of any conflict between the terms set forth in this Officer’s Certificate or the Indenture and the terms set forth in the form of Note attached hereto as Exhibit A, the terms set forth in such form of Note shall govern:

(a) Title. The title of the series of Securities is the “Floating Rate Notes due 2029” (the “Notes”).

(b) Aggregate Principal Amount; Additional Notes. The initial aggregate principal amount of the Notes which may be authenticated and delivered pursuant to the Indenture (except for Notes (i) authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 2.8, 2.9, 2.11, 3.6 and 9.5 of the Indenture, or (ii) which pursuant to Section 2.4 of the Indenture, are deemed never to have been authenticated and delivered) is $500,000,000. The Company may from time to time, without notice to or the consent of Holders of the Notes, issue additional Notes (“Additional Notes”) ranking pari passu with, and with the same terms and provisions as, the Notes originally issued on the Original Issue Date (as defined below) (except for the date of original issuance, and, if applicable, the date from which interest shall accrue, the first interest payment date, the offering and sale prices thereof and restrictions on transfer); provided that if the Additional Notes are not fungible with the Notes for U.S. federal income tax purposes, the Additional Notes will have a separate CUSIP and ISIN. Any such Additional Notes, together with the Notes originally issued on the Original Issue Date, will constitute a single series of Securities under the Indenture and will vote together as a single class on all matters to be voted on by the Holders of the Notes under the Indenture.

(c) Registered Securities in Definitive or Book-Entry Form; Global Notes; Depositary. The initial Depositary for the Global Notes shall be The Depository Trust Company. Notes will be issued in fully-registered, certificated form registered in the names of Persons other than the Depositary or its nominee only if (i) the Depositary’s book-entry only system ceases to exist, (ii) the Company determines that the Depositary is no longer willing or able to discharge properly its responsibilities as depositary with respect to the Notes and the Company is unable to locate a qualified successor, (iii) the Company, at its option, elects to terminate the record book-entry system through the Depositary with respect to all or a portion of the Notes, (iv) required by law or (v) an Event of Default under the Indenture with respect to the Notes has occurred and is continuing, all as more fully provided in the Indenture.

(d) Maturity Date. The Notes will mature on March 14, 2029 (the “Maturity Date”).

(e) Rate of Interest; Interest Payment Dates; Regular Record Dates; Accrual of Interest.

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(i) Rate of Interest; Interest Payment Dates; Persons to Whom Interest Is Payable. The Notes will bear interest at a rate per annum equal to a benchmark rate, which will initially be Compounded SOFR, plus 47 basis points, accruing from February 12, 2026 (the “Original Issue Date”) or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, reset quarterly, as described in the Form of Note attached hereto as Exhibit A. The calculation of the interest rate on the Notes will be made by Citibank, N.A. (or any successor thereto) as “calculation agent”. The Company will pay interest on the Notes quarterly in arrears on March 14, June 14, September 14 and December 14 of each year (each, an “Interest Payment Date”), commencing on June 14, 2026, subject to adjustment if any such date is not a Business Day (as defined below), and at maturity, as described in the form of Note attached hereto as Exhibit A, to the Persons in whose names the Notes (or one or more Predecessor Securities) are registered at the close of business on February 27, May 30, August 30 or November 29, as the case may be, immediately preceding the applicable Interest Payment Date (each, a “Regular Record Date”) (whether or not any such Regular Record Date is a Business Day); provided, however, that interest payable at maturity of the Notes shall be payable to the persons to whom principal shall be payable. The amount of interest accrued and payable on the Notes for each Interest Period (as defined in the form of Note attached hereto as Exhibit A) will be equal to the product of (i) the outstanding principal amount of the Notes multiplied by (ii) the product of (a) the Interest Rate (as defined in the form of Note attached hereto as Exhibit A) for the relevant Interest Period multiplied by (b) the quotient of the actual number of calendar days in such Interest Period divided by 360. Compounded SOFR will be calculated and, if necessary, replaced as set forth in the form of Note attached hereto as Exhibit A.

(ii) Accrual of Interest. The Notes will bear interest from the Original Issue Date at the rate per annum set forth above, until the principal thereof is paid or made available for payment. Each interest payment shall be the amount of interest accrued from and including the most recent Interest Payment Date in respect of which interest has been paid or duly provided for (or from and including the Original Issue Date if no interest has been paid or duly provided for on the Notes) to but excluding the Interest Payment Date or Maturity Date, as the case may be.

(f) Place of Payment; Registration of Transfer and Exchange; Notices to Company.

(i) Place of Payment. New York, New York is a Place of Payment for the Notes. The Company will maintain a Paying Agent, Registrar or co-Registrar, transfer agent and authenticating agent for the

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Notes in such Place of Payment, and Citibank, N.A. (the “Paying Agent”) has been appointed by the Company as the initial Paying Agent, Registrar, transfer agent and authenticating agent for the Notes in such Place of Payment. Payment of the principal of and interest on the Notes will be made at the office or agency of the Company maintained for that purpose in New York, New York, initially designated to be the Corporate Trust Office (as defined in the form of Note attached hereto as Exhibit A) and at such additional offices or agencies as the Company may designate; provided, however, that at the option of the Company, payments of interest on the Notes (other than on the Maturity Date) may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the register of Notes or by wire transfer of immediately available funds to the account of the Holder of the Notes if appropriate wire transfer instructions have been received in writing by the Paying Agent not less than 15 days prior to the applicable Interest Payment Date; and provided, further, that if the Notes are represented by a global note (a “Global Note”) registered in the name of a Depositary or its nominee, payments of principal of and interest on the Notes shall be made by wire transfer of immediately available funds to the Depositary or its nominee. Any wire transfer instructions received by a Paying Agent shall remain in effect until revoked by the applicable registered Holder.

(ii) Registration of Exchange and Transfer. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of Notes is registrable in the register of Securities, upon surrender of a Note for registration of transfer at an office or agency of the Company maintained for that purpose in any Place of Payment for the Notes, which shall initially be the Corporate Trust Office of the Paying Agent in such Place of Payment, and at such additional offices or agencies as the Company may designate. Ownership of beneficial interests in Global Notes will be shown on, and the transfer of those beneficial interests will be effected only through, records maintained by the Depositary and its direct and indirect participants. Owners of beneficial interests in Global Notes will not be considered the Holders of such Notes under the Indenture. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of any authorized denomination, as requested by the Holder surrendering the same, upon surrender of the Note or Notes to be exchanged at any office or agency described in the form of Note attached hereto as Exhibit A where Notes may be presented for registration of transfer.

(iii) Notices to Company. Notices and demands to or upon the Company in respect of the Notes and the Indenture may be served at each of The Walt Disney Company, 500 South Buena Vista Street, Burbank, California 91521, Attention: Legal Department and The Walt Disney Company, 500 South Buena Vista Street, Burbank, California 91521, Attention: Corporate Treasurer.

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(g) No Optional Redemption. The Notes will not be subject to redemption at the Company’s option.

(h) Sinking Fund. The Notes will not be subject to any sinking fund or analogous provision.

(i) Denominations. The Notes are issuable in denominations of $2,000 principal amount and integral multiple of $1,000 in excess thereof.

(j) Paying Agent, Transfer Agent, Authenticating Agent, Securities Calculation Agent, Registrar; Register of Securities. The Company has appointed the Paying Agent as a transfer agent, an authenticating agent, a calculation agent and a Registrar for the Notes in New York, New York; provided that the Company shall have the right to appoint a replacement for such Person to serve in any such capacity as provided in the Indenture, and to appoint one or more additional Paying Agents, transfer agents, authenticating agents, calculation agents and Registrars as provided in the Indenture. The register of the Securities for the Notes will be initially maintained at the Corporate Trust Office of the Paying Agent.

(k) Notices. The Trustee will provide or otherwise make any notice or communication available to Holders of the Notes electronically or by first class mail, postage prepaid, or by overnight air courier promising next Business Day delivery (if next Business Day delivery is available) to each Holder’s address as it appears in the registration books of the applicable Registrar, or, to the extent applicable, transmit such notices in accordance with the applicable procedures of the Depositary.

(l) Certain Definitions. Any reference herein to the “principal” of any Note shall be deemed to include a reference to the premium, if any, payable on such Note; and any reference herein to a “Business Day,” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in New York, New York, United States of America. All capitalized terms used in this Officer’s Certificate and not defined herein shall have the meanings set forth in the form of Note attached hereto as Exhibit A or, if not defined in such form of Note, in the Indenture.

(5) Electronic Signatures and Transmission.

(a) For purposes of this Officer’s Certificate, any reference to “written” or “in writing” means any form of written communication, including, without limitation, electronic signatures, and any such written communication may be transmitted by Electronic Transmission. “Electronic Transmission” means any

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form of communication not directly involving the physical transmission of paper, including the use of, or participation in, one or more electronic networks or databases (including one or more distributed electronic networks or databases), that creates a record that may be retained, retrieved and reviewed by a recipient thereof and that may be directly reproduced in paper form by such a recipient through an automated process. The Trustee is authorized to accept written instructions, directions, reports, notices or other communications delivered by Electronic Transmission and shall not have any duty or obligation to verify or confirm that the Person sending instructions, directions, reports, notices or other communications or information by Electronic Transmission is, in fact, a Person authorized to give such instructions, directions, reports, notices or other communications or information on behalf of the party purporting to send such Electronic Transmission; and the Trustee shall not have any liability for any losses, liabilities, costs or expenses incurred or sustained by any party as a result of such reliance upon or compliance with such instructions, directions, reports, notices or other communications or information to the Trustee, including, without limitation, the risk of the Trustee acting on unauthorized instructions, notices, reports or other communications or information, and the risk of interception and misuse by third parties.

(b) Any requirement in this Officer’s Certificate or the Notes that a document, including the Notes, is to be signed or authenticated by “manual signature” or similar language shall not be deemed to prohibit signature to be by facsimile or electronic signature and shall not be deemed to prohibit delivery thereof by Electronic Transmission.

(c) Notwithstanding anything to the contrary in this Officer’s Certificate, any and all communications (both text and attachments) by or from the Trustee that the Trustee in its sole discretion deems to contain confidential, proprietary and/or sensitive information and sent by Electronic Transmission will be encrypted. The recipient of the Electronic Transmission will be required to complete a one-time registration process.

(d) Delivery of an executed counterpart of a signature page of this Officer’s Certificate by Electronic Transmission shall be effective as delivery of a manually executed counterpart of this Officer’s Certificate.

* * *

The undersigned, for herself or himself, states that she or he has read and is familiar with the covenants and conditions of Article II of the Indenture relating to the establishment of a series of Securities thereunder and the establishment of a form of Securities representing a series of Securities thereunder and with the covenants and conditions of the Indenture relating to the authentication and delivery of Securities and, in each case, the definitions therein relating thereto; that she or he is generally familiar with the other provisions of the Indenture and with the

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affairs of the Company and its acts and proceedings and that the statements and opinions made by her or him in this Certificate are based upon such familiarity; and that, in her or his opinion, she or he has made such examination or investigation as is necessary to enable her or him to express an informed opinion as to whether or not the covenants and conditions referred to above with respect to the Notes have been complied with; and in her or his opinion, such covenants and conditions have been complied with.

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IN WITNESS WHEREOF, the undersigned has hereunto signed this Certificate on behalf of the Company as of the date first written above.

THE WALT DISNEY COMPANY

By:	/s/ Carlos A. Gómez
Name: Carlos A. Gómez
Title:Executive Vice President, Treasurer and Head of Investor Relations

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Exhibit A

FORM OF FLOATING RATE NOTE DUE 2029

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

PRINCIPAL AMOUNT:

$

NO. R-

CUSIP: 254687 GB6

ISIN: US254687GB61

THE WALT DISNEY COMPANY

FLOATING RATE NOTES DUE 2029

The Walt Disney Company, a corporation duly organized and existing under the laws of the State of Delaware (herein referred to as the “Company”), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of    dollars ($ )    on March 14, 2029 (the “Maturity Date”) and to pay interest thereon from February 12, 2026 (the “Original Issue Date”) or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, quarterly in arrears in equal installments on March 14, June 14, September 14 and December 14 of each year (each, an “Interest Payment Date”), commencing on June 14, 2026, at a rate per annum equal to the Benchmark (as defined on the other side of this Note), which will initially be Compounded SOFR (as defined on the other side of this Note), plus 47 basis points, until the principal hereof is paid or made available for payment. Interest payments on this Note will include interest accrued to but excluding the Interest Payment Date or Maturity Date, as the case may be. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture (as defined on the other side of this Note), be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the preceding February 27, May 30, August 30 or November 29 (each, a “Regular Record Date”), as the case may be (whether or not any such Regular Record Date is a Business Day (as defined on the other side of this Note)), next preceding such Interest Payment Date; provided, however, that interest payable on the Maturity Date shall be payable to the Person to whom the principal shall be payable.

Except as otherwise provided in the Indenture, any interest not punctually paid or duly provided for on any Interest Payment Date (herein called “Defaulted Interest”) will forthwith cease to be payable to the Holder on the Regular Record Date with respect to such Interest Payment Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee (as defined on the other side of this Note), notice of which shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

All payments of principal of, premium (if any), and interest on, the Notes will be payable in the coin or currency of the United States of America.

New York, New York is a Place of Payment for the Notes. The Company will maintain a Paying Agent, Registrar or co-Registrar, transfer agent and authenticating agent for the Notes in such Place of Payment, and Citibank, N.A. (the “Paying Agent”) has been appointed by the Company as the initial Paying Agent, Registrar, transfer agent and authenticating agent for the Notes in such Place of Payment. Payment of the principal of and interest on this Note will be made at the office or agency of the Company maintained for that purpose in New York, New York, initially designated to be the Corporate Trust Office (as defined on the other side of this Note) of the Paying Agent currently located at 388 Greenwich Street, New York, NY 10013, and solely for the purpose of the transfer, surrender, exchange or presentation of Notes for final payment, located at 480 Washington Boulevard, 16th Floor, Jersey City, New Jersey 07310, Attention: Securities Window – The Walt Disney Company, and at such additional offices or agencies as the Company may designate; provided, however, that at the option of the Company, payments of interest on this Note (other than on the Maturity Date) may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the register of Notes or by wire transfer of immediately available funds to the account of the Holder of this Note if appropriate wire transfer instructions have been received in writing by the Paying Agent not less than 15 days prior to the applicable Interest Payment Date; and provided, further, that if this Note is a global note (a “Global Note”) registered in the name of a Depositary or its nominee, payments of principal of and interest on this Note shall be made by wire transfer of immediately available funds to the Depositary or its nominee. Any wire transfer instructions received by a Paying Agent shall remain in effect until revoked by the applicable registered Holder.

Reference is hereby made to the further provisions of this Note set forth on the other side of this Note, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee or its duly appointed authenticating agent by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

Date: February 12, 2026

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes of the series designated herein referred to in the within-mentioned Indenture.

Dated: February   , 2026

CITIBANK, N.A., not in its individual capacity but solely in its capacity as Trustee.

By:
Authorized Signatory

Floating Rate Notes due 2029

This Note is one of a duly authorized series of Securities of the Company (which term includes any successor corporation under the Indenture hereinafter referred to) issued and to be issued pursuant to such Indenture and designated by the Company as its Floating Rate Notes due 2029 (the “Notes”). The Indenture does not limit the aggregate principal amount of the Securities which may be issued thereunder.

The Company issued this Note pursuant to an Indenture, dated as of March 20, 2019 (herein called the “Indenture”), among the Company, TWDC Enterprises 18 Corp., a Delaware Corporation, as guarantor and Citibank, N.A., as trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, each Guarantor, the Trustee and Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered.

The Notes are in registered form, without coupons, in denominations of $2,000 principal amount and integral multiple of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of any authorized denomination, as requested by the Holder surrendering the same, upon surrender of the Note or Notes to be exchanged at any office or agency described below where Notes may be presented for registration of transfer.

The Company may from time to time, without notice to or the consent of Holders of the Notes, issue additional Notes (“Additional Notes”) ranking pari passu with, and with the same terms and provisions as, the Notes originally issued on the Original Issue Date (except for the date of original issuance, and, if applicable, the date from which interest shall accrue, the first interest payment date, the offering and sale prices thereof and restrictions on transfer); provided that if the Additional Notes are not fungible with the Notes for U.S. federal income tax purposes, the Additional Notes will have a separate CUSIP and ISIN. Any such Additional Notes, together with the Notes originally issued on the Original Issue Date, will constitute a single series of Securities under the Indenture and will vote together as a single class on all matters to be voted on by the Holders of the Notes under the Indenture.

The Notes will bear interest for each Interest Period (as defined below) at a rate determined by the Calculation Agent (as defined below). The Calculation Agent is Citibank, N.A. until such time as the Company appoints a successor calculation agent (the “Calculation Agent”). The Interest Rate on the Notes for a particular Interest Period will be a per annum rate equal to the Benchmark, which will initially be Compounded SOFR, as determined on the Interest Determination Date (as defined below), plus 47 basis points (the “spread”). The “Interest Determination Date” for an Interest Period will be the date that is two U.S. Government Securities Business Days (as defined below) before the applicable Interest Payment Date. Promptly upon determination, the Calculation Agent will inform the Trustee and the Company, or as set forth herein, the Company or its designee (which may be an independent financial advisor or such other designee of the Company (any of such entities, a “Designee”)) will inform the Trustee, of the Interest Rate for such Interest Period. Absent manifest error, the determination of the Interest Rate by the Calculation Agent, or as set forth herein, by the Company or the Designee, shall be binding and conclusive on the Holders of the Notes, the Trustee and the Company. For the avoidance of doubt, in no event shall the Calculation Agent, Trustee or Paying Agent be the Designee. If any Interest Payment Date falls on a date that is not a Business Day, the Interest Payment Date shall be postponed to the next succeeding Business Day unless such next succeeding Business Day would be in the following month, in which case, the Interest Payment Date shall be the immediately preceding Business Day. If the Maturity Date falls on a day that is not a Business Day, the payment of principal and interest may be made on the next succeeding Business Day, and no interest on that payment shall accrue for the period from and after such maturity. Interest on the Notes will be paid to but excluding the relevant Interest Payment Date. Interest on the Notes will be computed on the basis of the actual number of days in an Interest Period and a 360-day year.

None of the Trustee, the Paying Agent or the Calculation Agent shall be under any obligation (i) to monitor, determine or verify the unavailability or cessation of Compounded SOFR (or any other Benchmark (as defined below)), or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any Benchmark Transition Event (as defined below) or related Benchmark Replacement Date (as defined below), (ii) to select, determine or designate any Benchmark Replacement, or other successor or replacement benchmark index, or whether any conditions to the designation of such a rate or index have been satisfied, (iii) to select, determine or designate any Benchmark Replacement Adjustment (as defined herein), or other modifier to any replacement or successor index, or (iv) to determine whether or what Benchmark Replacement Conforming Changes (as defined below) are necessary or advisable, if any, in connection with any of the foregoing, including, but not limited to, adjustments as to any alternative spread thereon, the business day convention, Interest Payment Determination Dates or any other relevant methodology applicable to such substitute or successor Benchmark. In connection with the foregoing, each of the Trustee, the Paying Agent and Calculation Agent shall be entitled to conclusively rely on any determinations made by the Company or the Designee without independent investigation, and none will have any liability for actions taken at the Company’s direction.

Any determination, decision or election that may be made by the Company or the Designee in connection with a Benchmark Transition Event or a Benchmark Replacement, including any determination with respect to a rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error, may be made in the Company or the Designee’s sole discretion and, notwithstanding anything to the contrary herein, will become effective without consent from any other party. None of the Trustee, the Calculation Agent or the Paying Agent will have any liability for any determination made by or on behalf of the Company or the Designee in connection with a Benchmark Transition Event or a Benchmark Replacement.

None of the Trustee, the Paying Agent or the Calculation Agent shall be liable for any inability, failure or delay on its part to perform any of its duties set forth herein as a result of the unavailability of Compounded SOFR or other applicable Benchmark Replacement, including as a result of any failure, inability, delay, error or inaccuracy on the part of any other transaction party in providing any direction, instruction, notice or information required or contemplated by the terms hereof and reasonably required for the performance of such duties. None of the Trustee, the Paying Agent or the Calculation Agent shall be responsible or liable for the Company’s actions or omissions or for those of the Designee, or for any failure or delay in the performance by the Company or the Designee, nor shall any of the Trustee, the Paying Agent or the Calculation Agent be under any obligation to oversee or monitor the Company’s performance or that of the Designee.

As further described herein, as calculated on each Interest Payment Determination Date relating to the applicable Interest Payment Date, the amount of interest accrued and payable on the Notes for each Interest Period will be equal to the product of (i) the outstanding principal amount of the Notes multiplied by (ii) the product of (a) the Interest Rate for the relevant Interest Period multiplied by (b) the quotient of the actual number of calendar days in such Interest Period divided by 360.

The “Interest Rate” for each Interest Period will be equal to Compounded SOFR plus the spread. ‘‘Compounded SOFR’’ will be determined by the Calculation Agent in accordance with the following formula (and the resulting percentage will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, e.g., 9.753973% (or .09753973) being rounded down to 9.75397% (or .0975397) and 9.753978% (or .09753978) being rounded up to 9.75398% (or .0975398)):

where:

‘‘SOFR IndexStart’’ is the SOFR Index value for the day which is two U.S. Government Securities Business Days preceding the first date of the relevant Interest Period;

‘‘SOFR IndexEnd’’ is the SOFR Index value for the day which is two U.S. Government Securities Business Days preceding the Interest Payment Date relating to such Interest Period; and

‘‘dc’’ is the number of calendar days in the applicable Observation Period.

For purposes of determining Compounded SOFR, ‘‘SOFR Index’’ means, with respect to any U.S. Government Securities Business Day:

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the SOFR Index published for such U.S. Government Securities Business Day as such value appears on the Federal Reserve Bank of New York’s Website at 3:00 p.m. (New York time) on such U.S. Government Securities Business Day (the ‘‘SOFR Index Determination Time’’); or

•

if the SOFR Index specified in (1) above does not so appear, unless both a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to SOFR, then Compounded SOFR shall be the rate determined as set forth below.

For the avoidance of doubt, the calculation of Compounded SOFR shall exclude the spread.

Notwithstanding anything to the contrary herein, if the Company or the Designee determines on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to determining Compounded SOFR, then the benchmark replacement provisions set forth below shall thereafter apply to all determinations of the Interest Rate.

For the avoidance of doubt, in accordance with the following two paragraphs, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest payable for each Interest Period will be an annual rate equal to the sum of the Benchmark Replacement (as defined below) and the spread.

If a SOFR IndexStart or SOFR IndexEnd is not published on the associated Interest Payment Determination Date and a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to SOFR, ‘‘Compounded SOFR’’ means, for the applicable Interest Period for which such index is not available, the rate of return on a daily compounded interest investment calculated in accordance with the formula for SOFR Averages, and definitions required for such formula, published on the website of the Federal Reserve Bank of New York, at https://www.newyorkfed.org/markets/treasury-repo-reference-rates-information, or any successor source. For the purposes of this paragraph, references in the SOFR Averages compounding formula and related definitions to ‘‘calculation period’’ shall be replaced with ‘‘Observation Period’’ and the words ‘‘that is, 30-, 90-, or 180- calendar days’’ shall be removed. If the daily SOFR (‘‘SOFRi’’) does not so appear for any day, ‘‘i’’ in the Observation Period, SOFRi for such day ‘‘i’’ shall be SOFR published in respect of the first preceding U.S. Government Securities Business Day for which SOFR was published on the Federal Reserve Bank of New York’s Website.

If the Company or the Designee determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred on or prior to the Reference Time in respect of any determination of the Benchmark on any date, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Notes in respect of such determination on such date and all determinations on all subsequent dates.

In connection with the implementation of a Benchmark Replacement, the Company (or the Designee) will have the right to make Benchmark Replacement Conforming Changes from time to time.

Any determination, decision or election that may be made by the Company (or the Designee) pursuant to this paragraph and the two preceding paragraphs, including any determination with respect to tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error, will be made in the Company’s (or the Designee’s) sole discretion, and, notwithstanding anything to the contrary herein, shall become effective without consent from the Holders of the Notes or any other party.

‘‘Benchmark’’ means, initially, Compounded SOFR; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Compounded SOFR or the then-current Benchmark, then ‘‘Benchmark’’ means the applicable Benchmark Replacement.

‘‘Benchmark Replacement’’ means the first alternative set forth in the order below that can be determined by the Company (or the Designee) as of the Benchmark Replacement Date:

•

the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark and (b) the Benchmark Replacement Adjustment;

•	the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or

•

the sum of: (a) the alternate rate of interest that has been selected by the Company (or the Designee) as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

‘‘Benchmark Replacement Adjustment’’ means the first alternative set forth in the order below that can be determined by the Company (or the Designee) as of the Benchmark Replacement Date:

•

the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

•	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment;

•

the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Company (or the Designee) giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate notes at such time.

‘‘Benchmark Replacement Conforming Changes’’ means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definitions of ‘‘Interest Period’’ and ‘‘Observation Period,’’ the timing and frequency of determining rates and making payments of interest, the rounding of amounts or tenors and other administrative matters) that the Company (or the Designee) decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Company (or the Designee) decides that adoption of any portion of such market practice is not administratively feasible or if the Company (or the Designee) determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Company (or the Designee) determines is reasonably necessary).

‘‘Benchmark Replacement Date’’ means the earliest to occur of the following events with respect to the then-current Benchmark:

•

in the case of clause (1) or (2) of the definition of ‘‘Benchmark Transition Event,’’ the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

•	in the case of clause (3) of the definition of ‘‘Benchmark Transition Event,’’ the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

For the avoidance of doubt, for purposes of the definitions of Benchmark Replacement Date and Benchmark Transition Event, references to Benchmark also include any reference rate underlying such Benchmark.

‘‘Benchmark Transition Event’’ means the occurrence of one or more of the following events with respect to the then-current Benchmark:

•

a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

•

a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

•	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

‘‘Interest Payment Determination Date’’ is the date that is two U.S. Government Securities Business Days before each Interest Payment Date.

“Interest Period” means (i) the period from, and including, the most recent Interest Payment Date (or, with respect to the initial Interest Period only, from and including February 12, 2026) to, but excluding, the next succeeding Interest Payment Date or (ii) in the case of the last such period, from, and including the Interest Payment Date immediately preceding the Maturity Date to, but excluding, the Maturity Date.

‘‘ISDA Definitions’’ means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

‘‘ISDA Fallback Adjustment’’ means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

‘‘ISDA Fallback Rate’’ means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

‘‘Observation Period’’ is, in respect of each Interest Period, the period from, and including, the date that is two U.S. Government Securities Business Days preceding the first date in such Interest Period to, but excluding, the Interest Payment Determination Date for such Interest Period.

‘‘Reference Time’’ with respect to any determination of the Benchmark for the Notes means

(1) if the Benchmark is Compounded SOFR, the SOFR Index Determination Time and (2) if the Benchmark is not Compounded SOFR, the time determined by the Company or the Designee after giving effect to the Benchmark Replacement Conforming Changes.

‘‘Relevant Governmental Body’’ means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

‘‘SOFR’’ with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the Benchmark (or a successor administrator), on the Federal Reserve Bank of New York’s Website.

‘‘Unadjusted Benchmark Replacement’’ means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

‘‘U.S. Government Securities Business Day’’ is any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

The Notes are not subject to optional redemption prior to maturity.

If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared or, in certain cases, automatically may become due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, in certain circumstances therein specified, the amendment thereof without the consent of the Holders of the Securities. Amendments may also be made in connection with Benchmark Transition Events without the consent of the Holders of the Notes, as described in this Note. The Indenture also permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations under the Indenture of the Company and any Guarantor and the rights of Holders of the Securities of each series to be affected under the Indenture at any time by the Company, any Guarantor and the Trustee with the written consent of (i) the Holders of not less than a majority in principal amount of the Outstanding Securities voting as a single class, or (ii) in case less than all of the several series of Securities are affected by such addition, change, elimination or modification, the Holders of not less than a majority in principal amount of the Outstanding Securities of all series so affected voting as a single class (including, for the avoidance of doubt, consents obtained in connection with a purchase of, or tender offer or exchange for, the Securities). The Indenture also contains provisions permitting, with certain exceptions as therein provided, the Holders of at least a majority in aggregate principal amount of the Outstanding Securities of any series to, by written consent, waive compliance by the Company or any Guarantor with any provision of the Indenture (but solely insofar as such provision relates to the Securities of such series) or any provision of the Securities of such series. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or, subject to the provisions for satisfaction and discharge in Article VIII of the Indenture and the guarantee release provisions in Article XII of the Indenture, of the Indenture, shall alter or impair the obligations of the Company or any Guarantor, which are absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of Notes is registrable in the register of Securities, upon surrender of a Note for registration of transfer at an office or agency of the Company maintained for that purpose in any Place of Payment for the Notes, which shall initially be the Corporate Trust Office of the Paying Agent in such Place of Payment, and at such additional offices or agencies as the Company may designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the applicable Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. Citibank, N.A., acting through its Corporate Trust Office currently located at 388 Greenwich Street, New York, NY 10013, and solely for the purpose of the transfer, surrender, exchange or presentation of Notes for final payment, located at 480 Washington Boulevard, 16th Floor, Jersey City, New Jersey 07310, Attention: Securities Window – The Walt Disney Company, will initially act as the Company’s Paying Agent and Registrar for the Notes in The City of New York, New York, U.S.A.

No service charge shall be made by the Company, the Trustee or any Registrar for any such registration of transfer or exchange, but the Company may require, subject to certain exceptions specified in the Indenture, payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=Custodian), and U/G/M/A (=Uniform Gifts to Minors Act). Additional abbreviations may also be used though not in the above list.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused a CUSIP number and ISIN to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

THE INDENTURE (INCLUDING THE GUARANTEES) AND THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. THE COMPANY, EACH GUARANTOR, THE TRUSTEE, AND EACH HOLDER OF A SECURITY (BY ACCEPTANCE THEREOF) THEREBY, (I) SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL AND NEW YORK STATE COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING RELATED TO THE INDENTURE (INCLUDING THE GUARANTEES) OR THIS NOTE, (II) IRREVOCABLY WAIVES ANY DEFENSE OF LACK OF PERSONAL JURISDICTION IN SUCH SUITS AND (III) IRREVOCABLY WAIVES TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING BROUGHT IN THE FEDERAL AND NEW YORK STATE COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK AND THAT SUCH SUIT, ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

Except as otherwise expressly provided herein, or the context otherwise requires, all undefined terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture; references herein to the “principal” of any Note shall be deemed to include a reference to the premium, if any, payable on such Note; references herein to the “Corporate Trust Office” of any Person in any particular place mean the office of such Person in such place at which at any particular time its corporate trust business in such place shall be principally administered; and the term “Business Day,” as used in this Note, means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in New York, New York, United States of America.

The initial Depositary for the Global Notes shall be The Depository Trust Company. Notes will be issued in fully-registered, certificated form registered in the names of Persons other than the Depositary or its nominee only if (i) the Depositary’s book-entry only system ceases to exist, (ii) the Company determines that the Depositary is no longer willing or able to discharge properly its responsibilities as depositary with respect to the Notes and the Company is unable to locate a qualified successor, (iii) the Company, at its option, elects to terminate the record book-entry system through the Depositary with respect to all or a portion of the Notes, (iv) required by law or (v) an Event of Default under the Indenture with respect to the Notes has occurred and is continuing, all as more fully provided in the Indenture.

The Trustee will provide or otherwise make any notice or communication available to Holders of the Notes electronically or by first class mail, postage prepaid, to each Holder’s address as it appears in the registration books of the applicable Registrar, or, to the extent applicable, transmit such notices in accordance with the applicable procedures of the Depositary.

[signature page follows]

IN WITNESS WHEREOF, The Walt Disney Company has caused this Note to be signed by the signature or facsimile signature of its Chairman of the Board, one of its Vice Chairmen, its President or one of its Vice Presidents, its General Counsel or one of its Deputy General Counsels, Associate General Counsels or Assistant General Counsels, or its Treasurer or any Assistant Treasurer.

THE WALT DISNEY COMPANY

By:
Name:
Title:

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint      agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:	Your signature:

Sign exactly as your name appears on the other side of this Note.

Signature Guarantee:

(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.